PROSPECTUS and				PRICING SUPPLEMENT NO. 19
PROSPECTUS SUPPLEMENT, each		effective at 10:30 AM ET
Dated January 12, 1999			Dated September 15, 1999
CUSIP: 24422ELJ6				Commission File No.: 333-69601
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,037,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				17 September 1999

Maturity Date:					17 September 2001

Principal Amount:					$22,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 25 Basis Points

Initial Interest Determination Date:	15 September 1999

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 17th
                                          Dec, Mar, June, Sept
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 17th
                                          Dec, Mar, June, Sept
							(or next business day)

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 99.75% of the
aggregate principal amount
of the Senior Notes.


Chase Securities Inc.